Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(937,020)
Unrealized Gain (Loss) on Market Value of Futures	(1,866,210)
Dividend Income	217
Interest Income	327
Total Income (Loss)	$(2,802,686)

Expenses
Investment Advisory Fee	$15,604
Brokerage Commissions	383
NYMEX License Fee	312
Prepaid Insurance Expense	97
Non-interested Directors' Fees and Expenses	81
Total Expenses	$16,477
Net Income (Loss)	$(2,819,163)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/11	$27,462,524
Net Income (Loss)	(2,819,163)

Net Asset Value End of Month	$24,643,361
Net Asset Value Per Unit (1,000,000 Units)	$24.64

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502